Exhibit 10.4

EXECUTION VERSION

AMENDMENT NUMBER FOUR

to

LOAN AND SECURITY AGREEMENT

dated as of December 31, 2008

between

GENERAL MOTORS CORPORATION

and

THE UNITED STATES DEPARTMENT OF THE TREASURY

This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) to the Loan and Security Agreement referenced below is entered into as of May 27, 2009, between GENERAL MOTORS CORPORATION, a Delaware corporation (the “Borrower”), and THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Lender”).

R E C I T A L S:

WHEREAS, the parties hereto have entered into that certain Loan and Security Agreement dated as of December 31, 2008, as supplemented by Appendix A dated as of December 31, 2008 (“Appendix A”), and as amended and modified by (i) that certain Post-Closing Letter Agreement, by and among the Borrower, certain Subsidiaries of the Borrower and the Lender, dated as of December 31, 2008, (ii) that certain Notice of Borrowing and Post-Closing Matters Letter, from the Borrower to the Lender, dated as of January 21, 2009, (iii) that certain Consent and Waiver Number One, between the Borrower and the Lender, dated as of January 29, 2009, (iv) that certain Waiver, between the Borrower and the Lender, dated as of February 17, 2009, (v) that certain Second Post-Closing Matters Letter, between the Borrower and the Lender, dated as of February 19, 2009, (vi) that certain Third Post-Closing Matters Letter, between the Borrower and the Lender, dated as of March 13, 2009, (vii) that certain Omnibus Joinder Number One, by and among the Borrower, certain Subsidiaries of the Borrower and the Lender, dated as of March 13, 2009, (viii) that certain Fourth Post-Closing Matters Letter, between the Borrower and the Lender, dated as of March 27, 2009, (ix) that certain Consent and Waiver Number Two, by and among the Borrower, Saturn Corporation and the Lender, dated as of March 30, 2009, (x) that certain Amendment to the Loan and Security Agreement, between the Borrower and the Lender, dated as of March 31, 2009, (xi) that certain Amendment Number Two to the Loan and Security Agreement, between the Borrower and the Lender, dated as of April 22, 2009, (xii) that certain Consent and Waiver Number Three, by and among the Borrower and the Lender, dated as of April 29, 2009, (xiii) that certain Fifth Post-Closing Matters Letter, between the Borrower and the Lender, dated as of April 30, 2009, (xiv) that certain Consent under Loan and Security Agreement, between the Borrower and the Lender, dated as of May 15, 2009 and (xv) that certain Third Amendment to the Loan and Security Agreement, between the Borrower and the Lender, dated as of May 20, 2009 (including as amended hereby, collectively, the “Loan Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement or the Administration Agreement, as applicable; and

WHEREAS, the Borrower and the Lender desire to amend certain terms and provisions of the Loan Agreement, including to provide an extension of credit to the Borrower under the Loan Agreement, the proceeds of which are to be used solely to capitalize GM Warranty LLC, as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENTS

1.1. The following definitions are hereby added to Section 1.01 of Appendix A in their respective appropriate alphabetical order:

“Administration Agreement” shall mean the Administration Agreement, dated as of May 27, 2009, by and among GM Warranty , the Borrower, General Motors Product Services, Inc., a Delaware corporation, General Motors Overseas Distribution Corporation, a Delaware corporation, Saturn, LLC, a Delaware limited liability company, Controladora General Motors, S.A. de C.V., a Mexican corporation, and GM Global Technologies Operations, Inc., a Delaware corporation, as the same shall be amended, restated, supplemented or otherwise modified from time to time.

“Business Failure” shall have the meaning set forth in the Administration Agreement.

“General Advance” shall mean each of the Advances other than the Warranty Advance.

“General Advance Collateral” shall mean all of the Facility Collateral other than the Warranty Advance Collateral.

“General Advance Maturity Date” shall mean the earliest of (i) the Expiration Date, (ii) the date specified in Section 2.05(a), or (iii) the occurrence of an Event of Default, at the option of the Lender.

“General Advance Notes” shall have the meaning set forth in Section 2.02(a).

“General Advance Obligations” shall mean all Obligations other than the Warranty Advance Obligations.

“GM Warranty” shall mean GM Warranty LLC, a Delaware limited liability company, or any successor entity thereof.

“GM Warranty Commitment Program” or “Program” shall have the meaning set forth in the Administration Agreement.

“Program Period” shall have the meaning set forth in the Administration Agreement.

“Sixth Draw Date” shall mean the date specified in the Notice of Borrowing delivered to the Lender with respect to the Warranty Advance.

“Warranty Advance” shall mean the Advance of $360,624,198 to be made on the Sixth Draw Date for the purpose of capitalizing GM Warranty and evidenced by the Warranty Advance Note.

“Warranty Advance Collateral” shall mean (i) the Guaranty Collateral (as defined in the Guaranty), a security interest in and with respect to which is granted to the Lender by GM Warranty under the Guaranty and (ii) the Equity Interests in GM Warranty pledged to the Lender by the Borrower under the Equity Pledge Agreement.

“Warranty Advance Maturity Date” shall mean 5:00 p.m. on the last day of the thirty-sixth (36th) month following the expiration of the Program Period (including any extensions thereof), or if such day is not a Business Day, the immediately preceding Business Day.

“Warranty Advance Note” shall have the meaning set forth in Section 2.02(a).

“Warranty Advance Obligations” shall mean (a) all of the Borrower’s obligations to repay the Warranty Advance on the Warranty Advance Maturity Date, to pay interest on an interest payment date and all other obligations and liabilities of the Borrower to the Lender or any other Person arising under or in connection with the Warranty Advance or in connection with the Warranty Commitment Program Documents, whether now existing or hereafter arising; (b) any and all sums paid by the Lender pursuant to the Loan Documents in order to preserve any Warranty Advance Collateral or the interest of the Lender therein; (c) in the event of any proceeding for the collection or enforcement of any of the Borrower’s obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Warranty Advance Collateral, or of any exercise by the Lender of its rights under the Loan Documents with respect to the Warranty Advance Collateral or the Warranty Commitment Program Documents, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of the Borrower’s indemnity obligations to the Lender pursuant to the Loan Documents with respect to the Warranty Advance.

“Warranty Commitment Program Documents” shall mean the Administration Agreement, the Warranty Program Funds Account Control Agreement, the Warranty Advance Note, the Additional Note related to the Warranty Advance and each other document entered into by the Borrower, GM Warranty or the Lender in connection with the GM Warranty Commitment Program, as the same shall be amended, restated, supplemented or otherwise modified from time to time.

“Warranty Program Funds Account” shall mean the “Account” as defined in the Administration Agreement.

“Warranty Program Funds Account Control Agreement” shall mean the “Account Control Agreement” as defined in the Administration Agreement.

1.2. The definition of “Additional Note” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Additional Note” shall mean any additional promissory notes issued to the Lender pursuant to Sections 2.02(c), 2.02(d) or 2.02(e) hereof, which notes shall be substantially in the form of Exhibit B to the Warrant Agreement and subject to all terms and provisions of the Warrant Agreement that are applicable to the Additional Note (as defined therein), except as otherwise expressly set forth in such additional promissory notes.

1.3. The definition of “Advance” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Advance” or “Advances” shall have the meaning specified in Section 2.01(a), and shall include each General Advance and the Warranty Advance, unless the context otherwise requires, and each such Advance shall be treated as an Advance in all respects under this Agreement except as expressly noted herein.

1.4. The definition of “Facility Collateral” in Section 1.01 of Appendix A is hereby amended and restated in its entirety to read as follows:

“Facility Collateral” shall mean (A) with respect to the Warranty Advance Obligations, the Warranty Advance Collateral and (B) with respect to all General Advance Obligations collectively, (i) the Collateral pledged hereunder, (ii) the Collateral (as defined in the Equity Pledge Agreement) pledged to the Lender under the Equity Pledge Agreement, (iii) the Collateral (as defined in the Intellectual Property Pledge Agreement), pledged to the Lender under the Intellectual Property Agreement, (iv) the Guaranty Collateral (as defined in the Guaranty but excluding the Warranty Advance Collateral), pledged to the Lender under the Guaranty, and (v) any other collateral security pledged to Lender under any other Loan Document, including without limitation each Mortgage; provided that each reference to “Facility Collateral” in the Loan Documents shall mean both (A) and (B) unless otherwise provided in any such Loan Document or the context requires otherwise; and further provided that Facility Collateral shall exclude any Property constituting Excluded Collateral.

1.5. The definition of “Funding Date” in Section 1.01 of Appendix A is hereby amended and restated in its entirety to read as follows:

“Funding Date” shall mean the date on which the Lender funds an Advance in accordance with the terms hereof, which shall be any or all of the following, as the context may require, (i) the Effective Date, (ii) the Second Draw Date, (iii) the Third Draw Date, (iv) the Fourth Draw Date, (v) the Fifth Draw Date and (vi) the Sixth Draw Date.

1.6. The definition of “Interest Period” in Section 1.01 of the Loan Agreement is hereby amended by inserting “the applicable” immediately prior to “Maturity Date”.

1.7. The definition of “Loan Documents” in Section 1.01 of Appendix A is hereby amended and restated in its entirety to read as follows:

“Loan Documents” shall mean this Loan Agreement, the Note, the Warrant Note, each Additional Note, the Equity Pledge Agreement, the Intellectual Property Pledge Agreement, the Guaranty, the Warrant Agreement, the Warrant, the Post-Closing Letter Agreement, each Account Control Agreement, each Mortgage, the Environmental Indemnity, the Warranty Commitment Program Documents, each post-closing matters letter related hereto, each joinder to any Loan Document and all amendments, modifications, supplements, consents and waivers to any of the foregoing.

1.8. The definition of “Maturity Date” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” shall mean the General Advance Maturity Date and/or the Warranty Advance Maturity Date, as the context may require.

1.9. The definition of “Maximum Loan Amount” in Section 1.01 of Appendix A is hereby amended and restated in its entirety to read as follows:

“Maximum Loan Amount” shall mean $19,760,624,198.

1.10. The definition of “Note” in Section 1.01 of Appendix A is hereby amended and restated in its entirety to read as follows:

“Note” or “Notes” shall mean any or each of the promissory notes provided for in Section 2.02(a) as the context may require and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

1.11. The definition of “Obligations” in Section 1.01 of the Loan Agreement is hereby amended by amending and restating clause (a) thereof in its entirety to read as follows:

(a) all of the Borrower’s obligations to repay the Advances on the applicable Maturity Date, to pay interest on an Interest Payment Date and all other obligations and liabilities of the Borrower to the Lender, or any other Person arising under, or in connection with, the Loan Documents, whether now existing or hereafter arising;

1.12. The definition of “Permitted Investments” in Section 1.01 of Appendix A is hereby amended by (a) deleting the word “and” at the end of clause (xxii) thereof, (b) deleting the period at the end of clause (xxiii) thereof and replacing it with “; and”, and (c) adding the following new clause (xxiv) at the end thereof:

(xxiv) Investments in GM Warranty as required by the Lender pursuant to the GM Warranty Commitment Program.

1.13. The definition of “Spread Amount” in Section 1.01 of Appendix A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Spread Amount” shall mean (a) with respect to the Warranty Advance, 3.50% and (b) with respect to all General Advances, 3.00%.

1.14. Section 2.01(b) of Appendix A is hereby amended by adding the following new clause (vi) at the end thereof:

(vi) The Warranty Advance shall be made in its entirety on the Sixth Draw Date in an amount equal to $360,624,198.

1.15. Section 2.02(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Advances made by the Lender shall be evidenced by (x) a duly completed secured promissory note of the Borrower, substantially in the form of Exhibit A, dated December 31, 2008 and payable to the Lender in the original principal amount equal to $13,400,000,000 (the “Initial Note”), (y) (i) a duly completed secured promissory note of the Borrower, substantially in the form of Exhibit A, dated April 22, 2009, payable to the Lender in a principal amount equal to $2,000,000,000 and (ii) a duly completed secured promissory note of the Borrower, substantially in the form of Exhibit A, dated

May 20, 2009, payable to the Lender in a principal amount equal to $4,000,000,000, and (z) a duly completed secured promissory note of the Borrower, substantially in the form of Exhibit A-1, dated May 27, 2009, payable to the Lender in a principal amount equal to $360,624,198, which in the case of clause (y) shall evidence the principal amount of the Working Capital Advances (each such note, a “Working Capital Note”), in the case of clause (z) shall evidence the principal amount of the Warranty Advance (the “Warranty Advance Note” and, together with the Initial Note and the Working Capital Notes, each a “Note” and, collectively, the “Notes”) and in the case of clauses (x) and (y) shall evidence the aggregate principal amount of the General Advances (the “General Advance Notes”). Each General Advance Note shall be payable pro rata and pari passu with all other General Advance Notes issued hereunder. A Note shall be deemed to include any promissory note delivered in substitution or exchange therefor and any modifications or supplements thereto.

1.16. Section 2.02 of the Loan Agreement is hereby amended by adding the following new clause (e) at the end thereof:

(e) As additional consideration to the Lender for making the Warranty Advance, in accordance with the terms of the Warrant Agreement, the Borrower shall, on the Sixth Draw Date, deliver to the Lender a duly completed Additional Note dated May 27, 2009 and payable to the Lender in a principal amount equal to $24,053,634. The terms of the Additional Note delivered pursuant to this Section 2.02(e) shall be governed in all respects by the terms and provisions of Section 1.3 of the Warrant Agreement.

1.17. Sections 2.05(a) and 2.05(b) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

(a)(i) On the General Advance Maturity Date, the Borrower shall repay to the Lender the aggregate principal amount of all General Advances then outstanding under this Loan Agreement, together with all interest thereon, related fees and out-of-pocket expenses of the Lender accruing under this Loan Agreement with respect thereto and all other General Advance Obligations; provided that, if a Termination Event shall have occurred, all such amounts with respect to all General Advances shall become due and payable on the thirtieth (30th) day after the Certification Deadline without any further action on the part of the Lender.

(ii) On the Warranty Advance Maturity Date, the Borrower shall repay to the Lender the aggregate principal amount of the Warranty Advance then outstanding under this Loan Agreement, together with all interest thereon and fees and out-of-pocket expenses of the Lender accruing under this Loan Agreement with respect thereto and all other Warranty Advance Obligations.

(b) Each Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to LIBOR plus the applicable Spread Amount, payable in arrears (i) on each Interest Payment Date in respect of the previous Interest Period, (ii) on the applicable Maturity Date, and (iii) on the date of payment or prepayment of such Advance in whole or in part, in the amount of interest accrued on the amount paid or prepaid; provided that interest accruing pursuant to paragraphs (c) or (d) of this Section shall be payable from time to time on demand.

1.18. The first sentence of Section 2.06(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Advances are prepayable without premium or penalty, in whole or in part at any time, in accordance herewith and subject to clause (b) below; provided, however, that unless otherwise agreed to by the Lender in writing, the Borrower shall not have the right to optionally prepay any portion of the principal amount outstanding of the Warranty Advance during the Program Period.

1.19. Section 2.06(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) Notwithstanding the Borrower’s right to prepay the Advances pursuant to this Section 2.06, the Lender’s Lien on the Warranty Advance Collateral will only be released upon payment in full of the Warranty Advance, accrued interest thereon, and all other Warranty Advance Obligations and the Lender’s Lien on all General Advance Collateral will only be released upon payment in full of all General Advances, accrued interest thereon, and all other General Advance Obligations.

1.20. Section 2.07(a) of Appendix A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) In the event and on each occasion that (i) any Net Proceeds (other than Net Proceeds from the disposition of any Warranty Advance Collateral) are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrower shall, within one (1) Business Day after such Net Proceeds are received by the applicable Loan Party, prepay the General Advances, in an aggregate amount equal to 100% of such Net Proceeds, and (ii) any Net Proceeds are received by or on behalf of any Loan Party from the disposition of Warranty Advance Collateral shall be applied in accordance with the requirements of Section 1.05 or Section 1.06, as applicable, of the Administration Agreement (each such event, a “Mandatory Prepayment”).

1.21. Section 2.09 of Appendix A is hereby amended and restated in its entirety to read as follows:

Section 2.09 Use of Proceeds

The Borrower shall utilize the proceeds from the Advances (i) in the case of all General Advances other than the Working Capital Advance, for general corporate and working capital purposes, (ii) in the case of the Working Capital Advance, only in accordance with the Use of Proceeds Statement delivered to the Lender with respect thereto and (iii) in the case of the Warranty Advance, to capitalize GM Warranty as required by or contemplated in the Administration Agreement; provided that, for all Advances, the proceeds thereof shall not be used to prepay Indebtedness without the prior written consent of the Lender, provided further, that the full amount of the Warranty Advance shall be deposited by the Borrower into the Warranty Program Funds Account as required by the Administration Agreement. The Advances made hereunder are not and shall not be construed as an extension of United States Government Federal funding associated with any specific project.

1.22. Section 4.01 of the Loan Agreement is hereby amended by renumbering Section 4.01(b) thereof as Section 4.01(c) and adding the following new Section 4.01(b):

(b) Notwithstanding anything herein or in any other Loan Document to the contrary, (i) the Warranty Advance Collateral shall only secure the Borrower’s Warranty Advance Obligations, (ii) the Warranty Advance Collateral shall not secure any of the Borrower’s General Advance Obligations, (iii) the General Advance Collateral shall only secure the Borrower’s General Advance Obligations and (iv) the General Advance Collateral shall not secure any of the Borrower’s Warranty Advance Obligations.

1.23. Section 4.06 of the Loan Agreement is hereby amended by adding the following proviso to the end of subclause (b) contained in the first sentence of such section:

; provided, however, that any and all such proceeds received by the Borrower in respect of Warranty Advance Collateral shall be applied only to the Warranty Advance Obligations and the excess, if any, shall be delivered to such Person as the Borrower may direct.

1.24. Section 7.17(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iii) No Relevant Company shall pay or accrue any bonus or incentive compensation to any Senior Employees except as may be permitted under the EESA or the Compensation Regulations;

1.25. Section 8.03 of Appendix A to the Loan Agreement is hereby amended and restated in its entirety to read as follow:

Section 8.03 Transactions with Affiliates.

Irrespective of whether such transactions comply with the provisions of Section 8.03 as set forth in the Loan Agreement, but subject to the other restrictions set forth elsewhere in the Loan Agreement, the Loan Parties shall be permitted to transact business (i) in the ordinary course with (a) the Joint Ventures in which the Loan Parties or their Subsidiaries participate, (b) Delphi Corporation and (c) GM Warranty and (ii) as contemplated by the Administration Agreement.

1.26. Section 8.14 of the Loan Agreement is hereby amended by adding the following at the end thereof:

Notwithstanding anything herein to the contrary, neither the Borrower nor GM Warranty shall Dispose of any of the Warranty Collateral at any time during the term of the GM Warranty Commitment Program without the prior written consent of the Lender, except in the event that amounts held by GM Warranty are distributed as a result of an Alternative Government Support or a GM Brand Sale (as such terms are defined in Section 1.05 and Section 1.06 of the Administration Agreement, respectively).

1.27. Section 10(a) of the Loan Agreement is hereby amended by adding the following proviso to the first sentence thereof before the ending period:

; provided, however, that the occurrence of an Event of Default referred to in Sections 9(i) or (j) shall not cause the principal amount of the Warranty Advance then outstanding under this Loan Agreement to become immediately and automatically due and payable, but instead any such amount outstanding shall become immediately due and payable following delivery of notice of acceleration by the Lender to the Borrower, which notice may be delivered by the Lender at its sole discretion, provided further, that the occurrence of a Business Failure shall not be an Event of Default with respect to the Warranty Advance.

1.28. Section 10 of the Loan Agreement is hereby amended by adding the following new clause (i) at the end thereof:

(i) For the avoidance of doubt, (i) any Event of Default with respect to any General Advance shall be deemed an Event of Default with respect to each other General Advance and (ii) any Event of Default with respect to the Warranty Advance shall be deemed an Event of Default with respect to each General Advance.

1.29. Schedule 1.2 of the Loan Agreement is hereby amended by adding “GM Warranty LLC” thereto.

1.30. The Loan Agreement is hereby amended by adding Exhibit A hereto as Exhibit A-1 to the Loan Agreement.

2. MODIFICATION OF LOAN AGREEMENT

2.1. This Amendment Number Four is limited precisely as written and shall not be deemed to be a consent to a waiver, amendment or modification of any other term or condition of the Loan Agreement, the other Loan Documents, or any of the documents referred to therein or executed in connection therewith except as provided in Section 1 hereof, and this Amendment Number Four shall not be considered a novation.

2.2. This Amendment Number Four shall not prejudice any right or rights the Lender may now have or may have in the future under or in connection with the Loan Agreement, the other Loan Documents or any documents referred to therein or executed in connection therewith.

3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

After giving effect to this Amendment Number Four, the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing on and as of the date of this Amendment Number Four.

4. FEES AND EXPENSES

The Borrower agrees to pay or reimburse the Lender for all fees and out of pocket expenses incurred by the Lender in connection with the documentation of this Amendment Number Four (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel incurred in connection with this Amendment Number Four), pursuant to Section 11.03(b) of the Loan Agreement.

5. CONDITIONS PRECEDENT

The effectiveness of this Amendment Number Four and the obligation of the Lender to make the Warranty Advance on the Sixth Draw Date is subject to the satisfaction of the following conditions precedent (in addition to any conditions precedent that must be satisfied pursuant to the terms of the Loan Agreement or any other Loan Document):

(i)	The Lender shall have received:

a.	a duly executed copy of this Amendment Number Four;

b.	a duly executed original Warranty Advance Note pursuant to Section 2.02(a) of the Loan Agreement, duly completed and executed;

c.	a duly executed original Additional Note pursuant to Section 2.02(d) of the Loan Agreement, duly completed and executed;

d.	a duly executed Notice of Borrowing with respect to the Warranty Advance pursuant to Section 2.03 of the Loan Agreement;

e.	a duly executed copy of the Administration Agreement;

f.	a duly executed Joinder No. 2 and Amendment No. 1 to Guaranty and Security Agreement, dated as of May 27, 2009 (“Joinder Number Two”) in substantially the form attached hereto as Exhibit B;

g.	a duly executed pledge supplement to the Equity Pledge Agreement in substantially the form attached hereto as Exhibit C;

h.	a duly executed Acknowledgment and Consent from GM Warranty;

i.	a duly executed Warranty Program Funds Account Control Agreement and evidence satisfactory to the Lender that the Warranty Program Funds Account has been established;

j.	all other Warranty Commitment Program Documents duly executed by each party thereto; and

k.	a duly executed waiver of GM Warranty in the form of Exhibit H-1 to the Loan Agreement.

(ii)	No Default or Event of Default under any of the Loan Documents has occurred, and is continuing as of the date hereof or will occur after giving effect to this Amendment Number Four.

(iii)

Both immediately prior to the making of the Warranty Advance and after giving effect thereto and to the intended use of proceeds thereof, the representations and warranties made by each Loan Party, including GM Warranty, in Section 6 of the Loan Agreement, and by each Loan Party in each of the other Loan Documents, shall be true and complete on and as of the date of the making of the Warranty Advance in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). In addition, the Lender shall have received an officer’s certificate signed by a Responsible Person of the Borrower certifying as to the truth and accuracy of the above, which certificate shall be in form and substance acceptable to the Lender in its sole, reasonable discretion.

(iv)	The Lender shall have received a certificate of a Responsible Person of each of GM Warranty and Saturn, LLC, attesting to the validity of a good standing certificate and certified copies of the certificate of formation and operating agreement (or equivalent documents) of GM Warranty and Saturn, LLC and of all corporate or other authority for GM Warranty and Saturn, LLC, as applicable, with respect to the execution, delivery and performance of Joinder Number Two, the Warranty Commitment Program Documents, as applicable, and each other document to be delivered by GM Warranty and Saturn, LLC from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from GM Warranty or Saturn, LLC, as applicable, to the contrary).

(v)	The Lender shall have received a certificate of a Responsible Person of the Borrower, attesting to the validity of a good standing certificate and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of Joinder Number Two, the Warranty Commitment Program Documents, as applicable, and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

(vi)	The Lender shall have received an incumbency certificate of a secretary or assistant secretary of each of the Borrower, Saturn, LLC and GM Warranty certifying the names, true signatures and titles of each of the Borrower’s, Saturn, LLC’s and GM Warranty’s representatives duly authorized to execute Joinder Number Two, the Warranty Commitment Program Documents, as applicable, and the other documents to be delivered in connection therewith.

(vii)	The Lender shall have received legal opinions of counsel to the Borrower and GM Warranty covering the enforceability of this Amendment Number Four, Joinder Number Two and the Warranty Commitment Program Documents in addition to security interest and corporate matters.

(viii)	The Lender’s interests in the Warranty Advance Collateral shall be perfected in accordance with applicable law, and shall be of first priority, and any necessary waivers, amendments, approvals and consents to the pledge of such Warranty Advance Collateral shall have been obtained.

(ix)	The Borrower shall have contributed an amount equal to 15% of the initial Expected Warranty Cost (as defined in the Administration Agreement) ($49,176,027) to GM Warranty and GM Warranty shall have deposited such amounts into the Warranty Program Funds Account.

(x)	The Lender shall have received satisfactory evidence that the internal controls with respect to the GM Warranty Commitment Program have been established or will be established promptly after the date hereof.

(xi)	The Lenders shall have received all fees and out of pocket expenses incurred by the Lender in connection with the documentation of this Amendment Number Four, the Administration Agreement and the other documents to be delivered in connection therewith or in connection with the GM Warranty Commitment Program (including without limitation, all reasonable fees and out of pocket costs and expenses of legal counsel of the Lender incurred in connection with such documentation) in accordance with Section 11.03 of the Credit Agreement.

6. MISCELLANEOUS

6.1 Construction. This Amendment Number Four is executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. No provision of this Amendment shall be construed against or interpreted to the disadvantage of the Lender or the Borrower by reason of the Lender or the Borrower having or being deemed to have structured or drafted such provision of this Amendment Number Four. Whenever the Loan Agreement is referred to in the Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Loan Agreement, as amended and modified hereby.

6.2 Counterparts. This Amendment Number Four may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Amendment Number Four may be transmitted between them by email or facsimile. The parties intend that faxed signatures and electronically imaged signatures (such as .pdf files) shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

6.3 Governing Law. This Amendment Number Four shall be governed by and construed in accordance with the applicable terms and provisions of Section 11.10 of the Loan Agreement.

6.4 Successors and Assigns. This Amendment Number Four shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

6.5 Entire Agreement; Modification. Except as expressly provided in this Amendment Number Four, the Loan Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without amendment thereto, and is, in all respects, ratified and confirmed. This Amendment Number Four is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof, and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. The Loan Agreement, as amended and modified hereby, may only be further amended, restated, supplemented, or otherwise modified in accordance with the provisions thereof.

6.6 Headings. The headings, captions and arrangements used in this Amendment Number Four are for reference purposes only and shall not affect the meaning or interpretation of this Amendment Number Four.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Four to the Loan Agreement to be duly executed by their respective authorized officers as of day hereinabove written.

GENERAL MOTORS CORPORATION, as Borrower

By:	/s/ Adil Mistry
Name:	Adil Mistry
Title:	Assistant Treasurer

THE UNITED STATES DEPARTMENT OF THE TREASURY, as Lender

By:	/s/ Duane Morse
Name:	Duane Morse
Title:	Chief Risk and Compliance Officer

AMENDMENT NUMBER FOUR TO LOAN AGREEMENT

EXHIBIT A

EXHIBIT A-1

FORM OF WARRANTY ADVANCE NOTE

$360,624,198
May 27, 2009	Washington, District of Columbia

FOR VALUE RECEIVED, GENERAL MOTORS CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Lender”), at the principal office of the Lender in Washington, D.C. in lawful money of the United States, and in immediately available funds, the principal sum of $360,624,198 (or such lesser amount as shall equal the aggregate unpaid principal amount of the Warranty Advance made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of such Warranty Advance, at such office, in like money and funds, for the period commencing on the date of such Warranty Advance until such Warranty Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of the Warranty Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Warranty Advance Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Warranty Advance made by the Lender.

This Warranty Advance Note is the Warranty Advance Note referred to in the Loan and Security Agreement dated as of December 31, 2008 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), between the Borrower, certain Subsidiaries of the Borrower and The United States Department of the Treasury, as Lender, and evidences the Warranty Advance made by the Lender thereunder. Terms used but not defined in this Warranty Advance Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Warranty Advance Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Warranty Advance Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Warranty Advance Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Warranty Advance Note, (b) expressly agree that this Warranty Advance Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Warranty Advance Collateral, the release of any Warranty Advance Collateral for this Warranty Advance Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Warranty Advance Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Warranty Advance Collateral for this Warranty Advance Note. No extension of time for the payment of this Warranty Advance Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Warranty Advance Note, shall affect the liability under this Warranty Advance Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Warranty Advance Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Warranty Advance Collateral, acceleration and other material terms affecting this Warranty Advance Note.

Any enforcement action relating to this Warranty Advance Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Warranty Advance Note or the Loan Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any court of the State and county of New York, or in the United States District Court for the Southern District of New York. The Borrower consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Loan Agreement or at such other address of which the Lender shall have been notified. The Borrower agrees that nothing in this Warranty Advance Note shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Insofar as there may be no applicable Federal law, this Warranty Advance Note shall be construed in accordance with the laws of the State of New York, without regard to any rule of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York. Nothing in this Warranty Advance Note shall require any unlawful action or inaction by the Borrower.

THIS WARRANTY ADVANCE NOTE HAS BEEN ISSUED WITH AN ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS WARRANTY ADVANCE NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT 767 FIFTH AVENUE, NEW YORK, NEW YORK 10153.

GENERAL MOTORS CORPORATION

By:	/s/ Adil Mistry
Name:	Adil Mistry
Title:	Assistant Treasurer

SCHEDULE OF WARRANTY ADVANCE

This Warranty Advance Note evidences the Warranty Advance made under the within-described Loan Agreement to the Borrower, on the date, in the principal amount and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

LOAN GRID

Date of Borrowing and Rate	Principal Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

FORM OF JOINDER NO. 2 AND AMENDMENT NO. 1

TO GUARANTY AND SECURITY AGREEMENT

EXHIBIT C

FORM OF PLEDGE SUPPLEMENT